VORNADO

REALTY TRUST

Supplemental Fixed Income Data

For the Quarter Ended June 30, 2022

PENN STATION
PENN 1

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this supplemental package. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it has had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will continue to depend on future developments, including vaccination rates among the population, the efficacy and durability of vaccines against emerging variants, and governmental and tenant responses thereto, which continue to be uncertain but the impact could be material. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this supplemental package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this supplemental package. This supplemental package includes certain non-GAAP financial measures, which are accompanied by what Vornado Realty Trust and subsidiaries (the "Company") considers the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These include Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this supplemental package. Definitions of these non-GAAP financial measures and statements of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations, and, if applicable, the purposes for which management uses the measures, can be found in the Appendix of this supplemental package.
This supplemental package should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and the Company’s Supplemental Operating and Financial Data package for the quarter ended June 30, 2022, both of which can be accessed at the Company’s website www.vno.com.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
Second Quarter 2022 Financial Highlights
Net income attributable to common shareholders for the quarter ended June 30, 2022 was $50,418,000, or $0.26 per diluted share, compared to $48,045,000, or $0.25 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended June 30, 2022 was $37,403,000, or $0.19 per diluted share, and $26,804,000, or $0.14 per diluted share for the prior year’s quarter.
EBITDAre, as adjusted (non-GAAP) for the quarter ended June 30, 2022 was $270,416,000, compared to $234,096,000 for the prior year’s quarter.
Liquidity
As of June 30, 2022, we have $3.5 billion of liquidity comprised of $1.1 billion of cash and cash equivalents and restricted cash, $494 million of investments in U.S. Treasury bills and $1.9 billion available on our $2.5 billion revolving credit facilities.
PENN District Development
As of June 30, 2022, we have expended $1,703,055,000 of cash with an estimated $716,945,000 remaining to be spent across Farley, PENN 1, PENN 2, and PENN districtwide improvements. There can be no assurance that these projects will be completed, completed on schedule or within budget.
Second Quarter 2022 Business Developments
Disposition Activity
220 Central Park South (“220 CPS”)
During the six months ended June 30, 2022, we closed on the sale of one condominium unit and ancillary amenities at 220 CPS for net proceeds of $16,124,000 resulting in a financial statement net gain of $7,030,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $945,000 of income tax expense was recognized on our consolidated statements of income. From inception to June 30, 2022, we have closed on the sale of 107 units and ancillary amenities for net proceeds of $3,023,020,000 resulting in financial statement net gains of $1,124,285,000.
SoHo Properties
On January 13, 2022, we sold two Manhattan retail properties located at 478-482 Broadway and 155 Spring Street for $84,500,000 and realized net proceeds of $81,399,000. In connection with the sale, we recognized a net gain of $551,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Center Building (33-00 Northern Boulevard)
On June 17, 2022, we sold the Center Building, an eight-story 498,000 square foot office building located at 33‑00 Northern Boulevard in Long Island City, New York, for $172,750,000. We realized net proceeds of $58,946,000 after repayment of the existing $100,000,000 mortgage loan and closing costs. In connection with the sale, we recognized a net gain of $15,213,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. The gain for tax purposes was approximately $74,000,000.

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
Financing Activity
100 West 33rd Street
On June 15, 2022, we completed a $480,000,000 refinancing of 100 West 33rd Street, a 1.1 million square foot building comprised of 859,000 square feet of office space and 255,000 square feet of retail space. The interest-only loan bears a rate of SOFR plus 1.65% (3.09% as of June 30, 2022) through March 2024, increasing to SOFR plus 1.85% thereafter. The loan matures in June 2027, with two one-year extension options subject to debt service coverage ratio and loan-to-value tests. The loan replaces the previous $580,000,000 loan that bore interest at LIBOR plus 1.55% and was scheduled to mature in April 2024.
770 Broadway
On June 28, 2022, we completed a $700,000,000 refinancing of 770 Broadway, a 1.2 million square foot Class A Manhattan office building. The interest-only loan bears a rate of SOFR plus 2.25% (3.75% as of June 30, 2022) and matures in July 2024, with three one-year extension options (July 2027 as fully extended). Upon the achievement of certain conditions within the first 18 months of closing, the interest rate will decrease to SOFR plus 1.75% and we will have the option to draw an additional $300,000,000 of proceeds. Concurrently with the refinancing, the interest rate on $350,000,000 of the loan was swapped to a fixed rate of 5.11% and on July 22, 2022, the interest rate on the remaining $350,000,000 was swapped to a fixed rate of 4.85%. The swaps result in a blended fixed interest rate of 4.98% through July 2027. The loan replaces the previous $700,000,000 loan that bore interest at SOFR plus 1.86% and was scheduled to mature in July 2022.
Unsecured Revolving Credit Facility
On June 30, 2022, we amended and extended one of our two revolving credit facilities. The $1.25 billion amended facility bears interest at a rate of SOFR plus 1.15% (2.68% as of June 30, 2022). The term of the facility was extended from March 2024 to December 2027, as fully extended. The facility fee is 25 basis points. Our other $1.25 billion revolving credit facility matures in April 2026, as fully extended, and bears a rate of SOFR plus 1.19% with a facility fee of 25 basis points.
Unsecured Term Loan
On June 30, 2022, we extended our $800,000,000 unsecured term loan from February 2024 to December 2027. The extended loan bears interest at a rate of SOFR plus 1.30% (2.83% as of June 30, 2022). Under an existing swap agreement, $750,000,000 of the $800,000,000 loan has been swapped to a fixed rate of 4.05% through October 2023.

FINANCIAL HIGHLIGHTS AND BUSINESS DEVELOPMENTS (unaudited)
Leasing Activity For the Three Months Ended June 30, 2022:
301,000 square feet of New York Office space (231,000 square feet at share) at an initial rent of $85.27 per square foot and a weighted average lease term of 11.5 years. The changes in the GAAP and cash mark-to-market rent on the 109,000 square feet of second generation space were positive 5.1% and positive 1.7%, respectively. Tenant improvements and leasing commissions were $10.40 per square foot per annum, or 12.2% of initial rent.
8,000 square feet of New York Retail space (all at share) at an initial rent of $626.76 per square foot and a weighted average lease term of 12.7 years. The changes in the GAAP and cash mark-to-market rent on the 6,000 square feet of second generation space were positive 55.0% and positive 51.3%, respectively. Tenant improvements and leasing commissions were $66.28 per square foot per annum, or 10.6% of initial rent.
59,000 square feet at theMART (all at share) at an initial rent of $56.33 per square foot and a weighted average lease term of 4.7 years. The changes in the GAAP and cash mark-to-market rent on the 50,000 square feet of second generation space were positive 1.0% and negative 2.6%, respectively. Tenant improvements and leasing commissions were $4.23 per square foot per annum, or 7.5% of initial rent.
Leasing Activity For the Six Months Ended June 30, 2022:
573,000 square feet of New York Office space (467,000 square feet at share) at an initial rent of $83.15 per square foot and a weighted average lease term of 10.2 years. The changes in the GAAP and cash mark-to-market rent on the 261,000 square feet of second generation space were positive 5.9% and positive 4.7%, respectively. Tenant improvements and leasing commissions were $11.41 per square foot per annum, or 13.7% of initial rent.
28,000 square feet of New York Retail space (all at share) at an initial rent of $303.57 per square foot and a weighted average lease term of 13.7 years. The changes in the GAAP and cash mark-to-market rent on the 6,000 square feet of second generation space were positive 55.0% and positive 51.3%, respectively. Tenant improvements and leasing commissions were $28.05 per square foot per annum, or 9.2% of initial rent.
208,000 square feet at theMART (all at share) at an initial rent of $51.64 per square foot and a weighted average lease term of 7.2 years. The changes in the GAAP and cash mark-to-market rent on the 183,000 square feet of second generation space were negative 4.8% and negative 3.9%, respectively. Tenant improvements and leasing commissions were $10.58 per square foot per annum, or 20.5% of initial rent.
56,000 square feet at 555 California (39,000 square feet at share) at an initial rent of $91.49 per square foot and a weighted average lease term of 6.8 years. The changes in the GAAP and cash mark-to-market rent on the 34,000 square feet of second generation space were positive 56.4% and positive 19.8%, respectively. Tenant improvements and leasing commissions were $12.50 per square foot per annum, or 13.7% of initial rent.

UNSECURED NOTES COVENANT RATIOS AND CREDIT RATINGS (unaudited)
(Amounts in thousands)		As of
Unsecured Notes Covenant Ratios(1)	Required	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total outstanding debt/total assets(2)	Less than 65%	47%	48%	47%	45%
Secured debt/total assets	Less than 50%	31%	33%	32%	31%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	3.02	3.29	3.00	2.88
Unencumbered assets/unsecured debt	Greater than 150%	362%	360%	362%	398%

Consolidated Unencumbered EBITDA(1) (non-GAAP):	Q2 2022 Annualized
New York	$243,924
Other	98,960
Total	$342,884

Credit Ratings(3):	Rating	Outlook
Moody’s	Baa3	Stable
S&P	BBB-	Stable
Fitch	BBB-	Negative

(1)
Our debt covenant ratios and consolidated unencumbered EBITDA are computed in accordance with the terms of our senior unsecured notes. The methodology used for these computations may differ significantly from similarly titled ratios and amounts of other companies. For additional information regarding the methodology used to compute these ratios and amounts, please see our filings with the SEC of our senior debt indentures and applicable prospectuses and prospectus supplements.

(2)	Total assets include EBITDA capped at 7.0% per the terms of our senior unsecured notes covenants.
(3)	Credit ratings are provided for informational purposes only and are not a recommendation to buy or sell our securities.

LIQUIDITY AND CAPITALIZATION (unaudited)
(Amounts in millions, except per share amounts)

Liquidity Snapshot(1)

(1)	Prior to June 30, 2022, the $1.25 billion revolving credit facility maturing in 2027, as fully extended, had full capacity of $1.5 billion.
(2)
The debt balances presented above represent contractual debt balances. See reconciliation on page iii in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of June 30, 2022.

(3)	Based on the Vornado Realty Trust (NYSE: VNO) June 30, 2022 quarter end closing common share price of $28.59.

Company capitalization(2):	Amount	% Total
Consolidated mortgages payable (at 100%)	$5,888	38%
Unsecured debt (contractual)	2,575	16%
Perpetual preferred shares/units	1,223	8%
Equity(3)	5,941	38%
Total	$15,627	100%
Pro rata share of debt of non-consolidated entities	2,700
Less: Noncontrolling interests' share of consolidated debt	(682)
Total at share	$17,645

NET DEBT TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in millions)
	As of and For the Trailing Twelve Months Ended June 30, 2022		As of and For the Year Ended December 31,
			2021		2020		2019

Secured debt	$5,888		$6,099		$5,608		$5,670
Unsecured debt	2,575		2,575		1,825		1,775
Pro rata share of debt of non-consolidated entities	2,700		2,700		2,873		2,803
Less: Noncontrolling interests’ share of consolidated debt	(682)		(682)		(483)		(483)
Company’s pro rata share of total debt	$10,481		$10,692		$9,823		$9,765
% Unsecured debt	25%		24%		19%		18%

Company’s pro rata share of total debt	$10,481		$10,692		$9,823		$9,765
Less: Cash and cash equivalents, restricted cash and investments in U.S. Treasury bills	(1,610)		(1,930)		(1,730)		(1,242)		(1)
Less: Participation in 150 West 34th Street mortgage loan	(105)		(105)		(105)		(105)
Less: Projected cash proceeds from 220 Central Park South	(150)		(148)		(275)		(1,200)
Net debt	$8,616		$8,509		$7,713		$7,218
EBITDAre, as adjusted (non-GAAP)	$1,017		$949		$910		$1,136
Net debt / EBITDAre, as adjusted	8.5	x	9.0	x	8.5	x	6.4	x
______________________________
(1)2019 includes $33 million of investments in marketable securities sold in January 2020 and is reduced by a $398 million accrual of a special dividend/distribution paid in January 2020.

DEBT SNAPSHOT (unaudited)
(Amounts in millions)
	As of June 30, 2022
	Total		Variable			Fixed
(Contractual debt balances)	Amount	Weighted Average Interest Rate	Amount		Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Consolidated debt(1)	$8,463	3.09%	$3,973	(2)	2.92%	$4,490	3.24%
Pro rata share of debt of non-consolidated entities	2,700	3.34%	1,270		2.90%	1,430	3.73%
Total	11,163	3.15%	5,243		2.91%	5,920	3.36%
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)	(682)		(682)			—
Company's pro rata share of total debt	$10,481	3.15%	$4,561		2.89%	$5,920	3.36%
________________________________
(1)See reconciliation on page iii in the Appendix of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of June 30, 2022.
(2)As of June 30, 2022, our variable rate debt includes $350 of the $700 mortgage loan on 770 Broadway. On July 22, 2022, the interest rate on the $350 was swapped to a fixed rate. The entire $700 loan now bears interest at a blended fixed rate of 4.98%.

CONSOLIDATED DEBT MATURITIES (CONTRACTUAL BALANCES) (unaudited)
(Amounts in millions)

Consolidated Debt Maturity Schedule(1) as of June 30, 2022 (Excludes pro rata share of JV debt)(2)

Consolidated (100%):
Secured	$—	$—	$375	$909	$525	$4,080
Unsecured	—	—	—	450	400	1,725
Total consolidated debt (100%)	$—	$—	$375	$1,359	$925	$5,805
% of total consolidated debt	—%	—%	4.4%	16.1%	10.9%	68.6%

Debt maturities at share:
Consolidated debt (100%)	$—	$—	$375	$1,359	$925	$5,805
Pro rata share of debt of non-consolidated entities	229	46	1,137	505	581	201
Less: Noncontrolling interests' share of consolidated debt	—	—	(37)	—	—	(645)
Total debt at share	$229	$46	$1,475	$1,864	$1,506	$5,361
% of total debt at share	2.2%	0.4%	14.1%	17.8%	14.4%	51.1%

(1)	Represents the extended maturity for certain loans in which we have the unilateral right to extend.
(2)
Vornado Realty L.P. guarantees $800 million of JV partnership debt comprised of the $300 million mortgage loan on 7 West 34th Street and $500 million mortgage loan on 640 Fifth Avenue included in the Fifth Avenue and Times Square JV. This $800 million is excluded from the schedule presented above.

(3)
As of June 30, 2022, our floating rate debt includes $350 of the $700 mortgage loan on 770 Broadway which matures in July 2027, as fully extended. On July 22, 2022, the interest rate on the $350 was swapped to a fixed rate. The entire $700 loan now bears interest at a blended fixed rate of 4.98%.

CONSOLIDATED DEBT MATURITIES AT 100% (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)
Property	Maturity Date (1)	Spread over LIBOR/SOFR	Interest Rate		2022	2023	2024		2025	2026	Thereafter	Total
Secured Debt:
435 Seventh Avenue	02/24	L+130	2.42%		$—	$—	$95,696		$—	$—	$—	$95,696
150 West 34th Street	05/24	L+188	3.00%		—	—	205,000	(2)	—	—	—	205,000
606 Broadway (50.0% interest)	09/24	L+180	3.00%		—	—	74,119		—	—	—	74,119
4 Union Square South	08/25		3.53%	(3)	—	—	—		120,000	—	—	120,000
PENN 11	10/25		2.23%	(4)	—	—	—		500,000	—	—	500,000
888 Seventh Avenue	12/25	L+170	2.95%		—	—	—		288,600	—	—	288,600
One Park Avenue	03/26	L+111	2.43%		—	—	—		—	525,000	—	525,000
350 Park Avenue	01/27		3.92%		—	—	—		—	—	400,000	400,000
100 West 33rd Street	06/27	S+165	3.09%		—	—	—		—	—	480,000	480,000
770 Broadway	07/27		4.43%	(5)	—	—	—		—	—	700,000	700,000
555 California Street (70.0% interest)	05/28		2.56%	(6)	—	—	—		—	—	1,200,000	1,200,000
1290 Avenue of the Americas (70.0% interest)	11/28	L+151	2.83%		—	—	—		—	—	950,000	950,000
909 Third Avenue	04/31		3.23%		—	—	—		—	—	350,000	350,000
Total Secured Debt					—	—	374,815		908,600	525,000	4,080,000	5,888,415
Unsecured Debt:
Senior unsecured notes due 2025	01/25		3.50%		—	—	—		450,000	—	—	450,000
$1.25 Billion unsecured revolving credit facility	04/26	S+119	0.00%		—	—	—		—	—	—	—
Senior unsecured notes due 2026	06/26		2.15%		—	—	—		—	400,000	—	400,000
$1.25 Billion unsecured revolving credit facility	12/27	S+115	2.68%		—	—	—		—	—	575,000	575,000
$800 Million unsecured term loan	12/27		3.98%	(7)	—	—	—		—	—	800,000	800,000
Senior unsecured notes due 2031	06/31		3.40%		—	—	—		—	—	350,000	350,000
Total Unsecured Debt					—	—	—		450,000	400,000	1,725,000	2,575,000
Total Debt					$—	$—	$374,815		$1,358,600	$925,000	$5,805,000	$8,463,415
Weighted average rate					0.00%	0.00%	2.85%		2.92%	2.31%	3.26%	3.09%

Fixed rate debt					$—	$—	$—		$1,050,000	$400,000	$3,040,000	$4,490,000
Fixed weighted average rate expiring					0.00%	0.00%	0.00%		2.92%	2.15%	3.49%	3.24%
Floating rate debt					$—	$—	$374,815		$308,600	$525,000	$2,765,000	$3,973,415
Floating weighted average rate expiring					0.00%	0.00%	2.85%		2.92%	2.43%	3.01%	2.92%
________________________________
(1)Represents the extended maturity for certain loans in which we have the unilateral right to extend.
(2)We hold a $105,000 participation in the mortgage loan which is included in “other assets” on our consolidated balance sheets.
(3)Upon the sale of 33-00 Northern Boulevard in June 2022, the $100,000 corporate-level interest rate swap was reallocated and now hedges the interest rate on $100,000 of the 4 Union Square South mortgage loan through January 2025. The remaining $20,000 mortgage loan balance bears interest at a floating rate of LIBOR plus 1.40% (2.46% as of June 30, 2022). The entire $120,000 will float thereafter for the duration of the loan.
(4)Pursuant to an existing swap agreement, the loan bears interest at 2.23% through March 2024. The rate was swapped from LIBOR plus 1.95% (3.07% as of June 30, 2022).
(5)Upon the June 28, 2022 refinancing of the mortgage loan, the interest rate on $350,000 of the loan was swapped to a fixed rate of 5.11% and on July 22, 2022, the interest rate on the remaining $350,000 was swapped to a fixed rate of 4.85%. The swaps result in a blended fixed interest rate of 4.98% through July 2027.
(6)Pursuant to an existing swap agreement, our $840,000 share of the loan bears interest at a fixed rate of 2.26% through May 2024, and the balance of $360,000 floats at a rate of LIBOR plus 1.93% (3.26% as of June 30, 2022). The entire $1,200,000 will float thereafter for the duration of the loan.
(7)Pursuant to an existing swap agreement, $750,000 of the loan bears interest at a fixed rate of 4.05% through October 2023, and the balance of $50,000 floats at a rate of SOFR plus 1.30% (2.83% as of June 30, 2022). The entire $800,000 will float thereafter for the duration of the loan.

TOP 15 TENANTS (unaudited)
(Amounts in thousands, except square feet)
	Credit Ratings (Moody’s / S&P)(1)	Square Footage At Share	Annualized Escalated Rents At Share(2)	% of Total Annualized Escalated Rents At Share
Meta Platforms, Inc.	NR / NR	1,451,153	$158,066	8.6%
IPG and affiliates	Baa2 / BBB	967,552	67,028	3.6%
New York University	Aa2 / AA-	685,290	45,013	2.4%
Google/Motorola Mobility (guaranteed by Google)	Aa2 / AA+	759,446	42,819	2.3%
Bloomberg L.P.	NR / NR	306,768	40,356	2.2%
Equitable Financial Life Insurance Company	A1 / A+	336,644	35,530	1.9%
Swatch Group USA	NR / NR	14,949	34,456	1.9%
Yahoo Inc.	NR / NR	313,726	32,248	1.7%
Amazon (including its Whole Foods subsidiary)	A1 / AA	312,694	30,094	1.6%
Neuberger Berman Group LLC	Baa2 / BBB+	306,612	27,353	1.5%
Madison Square Garden & Affiliates	NR / NR	412,551	25,741	1.4%
AMC Networks, Inc.	Ba2 / BB	326,717	25,441	1.4%
Apple	Aaa / AA+	412,434	24,096	1.3%
Bank of America	A2 / A-	247,459	23,984	1.3%
LVMH Brands	A1 / A+	65,060	22,952	1.2%
				34.3%
________________________________
(1)NR denotes “not rated.”
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rents at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space.

LEASE EXPIRATIONS (unaudited)
(Amounts in thousands)

Our Share of Square Feet of Expiring Leases As of June 30, 2022

New York Office	297	1,413	975	696	1,299	1,182	983	1,171	675	812	406	4,806
New York Retail	7	151	173	40	82	32	27	46	155	86	57	364
theMart	401	249	245	406	286	175	674	111	19	294	160	132
555 California Street	—	99	70	282	238	65	20	116	106	—	5	173
Total	705	1,912	1,463	1,424	1,905	1,454	1,704	1,444	955	1,192	628	5,475
% of total	3.5%	9.4%	7.2%	7.0%	9.4%	7.2%	8.4%	7.1%	4.7%	5.9%	3.1%	27.1%

PENN DISTRICT
ACTIVE DEVELOPMENT/REDEVELOPMENT SUMMARY - AS OF JUNE 30, 2022 (unaudited)
(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.			Cash Amount Expended		Remaining Expenditures	Stabilization Year	Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)
Farley (95% interest)	New York	845,000	1,120,000	(2)	1,059,403	(2)	60,597	2022	6.4%
PENN 2 - as expanded	New York	1,795,000	750,000		268,409		481,591	2025	9.0%
PENN 1 (including LIRR Concourse Retail)(3)	New York	2,527,000	450,000		337,360		112,640	N/A	12.2%	(3)(4)
Districtwide Improvements	New York	N/A	100,000		37,883		62,117	N/A	N/A
Total Active PENN District Projects			2,420,000		1,703,055		716,945		8.0%
_______________
(1)Excluding debt and equity carry.
(2)Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 12.2% projected return is before the ground rent reset in 2023, which may be material.
(4)Projected to be achieved as pre-redevelopment leases roll; approximate average remaining lease term 3.6 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

APPENDIX NON-GAAP RECONCILIATIONS

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NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS, AS ADJUSTED (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended
	June 30,
	2022	2021
Net income attributable to common shareholders	$50,418	$48,045
Per diluted share	$0.26	$0.25

Certain (income) expense items that impact net income attributable to common shareholders:
Net gain on sale of the Center Building (33-00 Northern Boulevard, Long Island City, NY)	$(15,213)	$—
Refund of New York City transfer taxes related to the April 2019 transfer to Fifth Avenue and Times Square JV	(13,613)	—
Hotel Pennsylvania loss	8,931	4,992
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	3,234	—
After-tax net gain on sale of 220 CPS condominium unit(s) and ancillary amenities	(673)	(22,208)
Other	3,760	(5,508)
	(13,574)	(22,724)
Noncontrolling interests' share of above adjustments	559	1,483
Total of certain (income) expense items that impact net income attributable to common shareholders	$(13,015)	$(21,241)

Net income attributable to common shareholders, as adjusted (non-GAAP)	$37,403	$26,804
Per diluted share (non-GAAP)	$0.19	$0.14

NON-GAAP RECONCILIATIONS CONSOLIDATED DEBT, NET TO CONSOLIDATED CONTRACTUAL DEBT (unaudited)
(Amounts in thousands)
	As of June 30, 2022
	Consolidated Debt, Net	Deferred Financing Costs, Net and Other	Consolidated Contractual Debt
Mortgages payable	$5,834,275	$54,140	$5,888,415
Senior unsecured notes	1,190,812	9,188	1,200,000
$800 Million unsecured term loan	792,644	7,356	800,000
$2.5 Billion unsecured revolving credit facilities	575,000	—	575,000
	$8,392,731	$70,684	$8,463,415

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME TO EBITDAre (unaudited)
(Amounts in thousands)

EBITDAre (i.e., EBITDA for real estate companies) is a non-GAAP financial measure established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to EBITDA reported by other REITs that do not compute EBITDA in accordance with the NAREIT definition. NAREIT defines EBITDAre as GAAP net income or loss, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property including losses and gains on change of control, plus impairment write-downs of depreciated property and of investments in unconsolidated joint ventures caused by a decrease in value of depreciated property in the joint venture, plus adjustments to reflect the entity's share of EBITDA of unconsolidated joint ventures. The Company has included EBITDAre because it is a performance measure used by other REITs and therefore may provide useful information to investors in comparing Vornado's performance to that of other REITs.

	For the Three Months Ended June 30,		For the Trailing Twelve Months Ended	For the Year Ended December 31,
	2022	2021	June 30, 2022	2021	2020	2019
Reconciliation of net income to EBITDAre (non-GAAP):
Net income	$68,903	$76,832	$226,006	$207,553	$(461,845)	$3,334,262
Less net loss (income) attributable to noncontrolling interests in consolidated subsidiaries	826	(8,784)	(17,664)	(24,014)	139,894	24,547
Net income attributable to the Operating Partnership	69,729	68,048	208,342	183,539	(321,951)	3,358,809
EBITDAre adjustments at share:
Depreciation and amortization expense	141,498	118,925	564,113	526,539	532,298	530,473
Interest and debt expense	81,925	70,247	310,109	297,116	309,003	390,139
Net gain on sale of real estate	(27,978)	(3,052)	(41,152)	(15,675)	—	(178,711)
Income tax expense	3,749	2,862	(3,330)	(9,813)	36,253	103,917
Real estate impairment losses	—	—	7,880	7,880	236,286	32,001
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the Joint Venture attributable to the GAAP required write-up of the retained interest	—	—	—	—	409,060	—
Net gain on transfer to Fifth Avenue and Times Square JV on April 18, 2019, net of $11,945 attributable to noncontrolling interests	—	—	—	—	—	(2,559,154)
EBITDAre at share	268,923	257,030	1,045,962	989,586	1,200,949	1,677,474
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	15,303	19,850	78,434	75,987	(91,155)	8,150
EBITDAre (non-GAAP)	$284,226	$276,880	$1,124,396	$1,065,573	$1,109,794	$1,685,624

NON-GAAP RECONCILIATIONS RECONCILIATION OF EBITDAre TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)
	For the Three Months Ended June 30,		For the Trailing Twelve Months Ended	For the Year Ended December 31,
	2022	2021	June 30, 2022	2021	2020	2019
EBITDAre (non-GAAP)	$284,226	$276,880	$1,124,396	$1,065,573	$1,109,794	$1,685,624

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(15,303)	(19,850)	(78,434)	(75,987)	91,155	(8,150)

Certain (income) expense items that impact EBITDAre:
Gain on sale of 220 CPS condominium unit(s) and ancillary amenities	(1,029)	(25,272)	(32,076)	(50,318)	(381,320)	(604,393)
Our share of (income) loss from real estate fund investments	(223)	(1,639)	(3,791)	(3,757)	63,114	48,808
Hotel Pennsylvania loss (income)	—	4,977	—	11,625	31,139	(8,264)
Mark-to-market decrease in PREIT common shares (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)	—	—	—	—	4,938	21,649
Other	2,745	(1,000)	6,932	1,840	(8,527)	343
Total of certain (income) expense items that impact EBITDAre	1,493	(22,934)	(28,935)	(40,610)	(290,656)	(541,857)

EBITDAre, as adjusted (non-GAAP)	$270,416	$234,096	$1,017,027	$948,976	$910,293	$1,135,617
v

VORNADO
REALTY TRUST

Supplemental Fixed Income Data

For the Quarter Ended June 30, 2022

PENN STATION
PENN 1